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                                                                      Exhibit 11

                       CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in the Prospectuses and Statements of Additional Information constituting parts of this Post-Effective Amendment No. 3 to the registration statement on Form N-1A (the "Registration Statement") of Variable Annuity Portfolios of our reports dated February 2, 1998 relating to the financial statements and financial highlights of Landmark Small Cap Equity VIP Fund and CitiSelect VIP Folio 200, CitiSelect VIP Folio 300, CitiSelect VIP Folio 400 and CitiSelect VIP Folio 500 (constituting the CitiSelect VIP Portfolios), respectively, appearing in the December 31, 1997 Separate Account Annual Report for CitiVariable Annuity and CitiVariable Annuity Plus, which are also incorporated by reference into the Registration Statement. We also consent to the references to us under the headings "Condensed Financial Information" and "Counsel and Independent Auditor" in the Prospectuses and under the headings "Auditors" and "Financial Statements" in such Statements of Additional Information.


/s/ Price Waterhouse LLP
Price Waterhouse LLP
Boston, MA
April 27, 1998